UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 17, 2008
Date of Report (Date of earliest event reported)

American Spectrum Realty, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-16785	52-2258674
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5850 San Felipe, Suite 450, Houston, Texas 77057
(Address of principal executive offices) (Zip Code)
(713) 706-6200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 17, 2008, American Spectrum Realty, Inc. (the “Company”) was given notice by the American Stock Exchange LLC (“AMEX”) that it has fallen below the continued listing criteria due to not maintaining stockholders’ equity requirements as set forth in Sections 1003(a)(ii) and (iii) of the AMEX Company Guide.

This notification has no effect on the listing of the Company’s Common Stock at this time.  The Company was afforded the opportunity to submit a plan of compliance to the Exchange by October 17, 2008 that demonstrates the Company’s ability to regain compliance with Section 1003(a)(ii) and (iii) by February 17, 2010.  This plan will include specific milestones, quarterly financial projections, and details relating to any strategic initiatives the Company plans to complete.  If the Company does not submit a plan or submits a plan that is not accepted by the AMEX Listing Qualifications Department, the Company will be subject to delisting proceedings as set forth in Section 1010 and Part 12 of the Company Guide.  The Company intends to submit a plan of compliance to the AMEX by October 17, 2008.

On September 22, 2008, American Spectrum Realty, Inc. issued a press release, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit	Description

99.1	Press Release dated September 22, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SPECTRUM REALTY, INC.

		By:	/s/ William J. Carden
			Name:	William J. Carden
			Title:	Chairman of the Board, President
and Chief Executive Officer

Date:	September 22, 2008